Exhibit 3.1


FILED # C-31948-00
DEC 01 2000
IN THE OFFICE OF
/S/ Dean Heller
DEAN HELLER SECRETARY OF STATE



                          ARTICLES OF INCORPORATION

                                      OF

                            NEW POLITICS.COM, INC.



     I the undersigned, a natural person over twenty-one (21) years of age, and acting in my capacity as the Incorporator of a corporation, hereby file these Articles of Incorporation under and by virtue of the laws of the State of Nevada, and I do hereby state and certify:

                                 ARTICLE ONE

      The corporation's name is: New Politics.com, Inc.

                                 ARTICLE TWO

      The corporation's business address shall be:

                      7640 Oyster Cove Drive
                      Las Vegas, NV 89128

     It is hereby expressly provided that the corporation may, from time to time and as selected by its Board of Directors, maintain one or more other offices to transact its business, either within or outside the State of Nevada. It is likewise expressly provided that any meeting of or action taken by the corporation's Shareholders and/or Directors outside the State of Nevada shall be effective as though held or taken at the corporation's principal offices in the State of Nevada.

                                ARTICLE THREE

     The name and business address of the corporation's Registered Agent is:

                       Kurt Prestwich
                       7640 Oyster Cove
                       Las Vegas, NV 89128

     A Certificate of Acceptance of Appointment executed by Kurt Prestwich is filed concurrently herewith.

                                 ARTICLE FOUR

     The corporation is organized and authorized to engage in any business or activity in which a Nevada corporation is authorized to engage. The corporation is further authorized to engage in any activity and/or business that its Directors may from time to time deem consistent with these purposes.

                                 ARTICLE FIVE

     The corporation's total authorized capital stock shall consist of one million (1,000,000) shares of common stock, par value $0.001, all of which shall be non-assessable. The holders of the corporation's shares shall be entitled to one (1) vote on matters subject to Shareholder vote for each share of the corporation's stock that they own.

                                 ARTICLE SIX

     The corporation's governing board shall be a Board of Directors consisting of one (1) Director. The corporation's Shareholders and/or Board of Directors shall be authorized to increase the number of the Corporation's Board of Directors up to five (5).

                                ARTICLE SEVEN

     The name and address of the corporation's Incorporator is:

                    Kurt Prestwich
                    7640 Oyster Cove Drive
                    Las Vegas, Nevada 89128

                                ARTICLE EIGHT

     The name and address of the corporation's Director is:

                    Howard Baer
                    2530 South Rural Road
                    Tempe, Arizona 85282

                                 ARTICLE NINE

     The corporation's shareholders are not and shall never be individually liable for the corporation's debts or obligations. The corporation's shareholders' private and personal property likewise is and shall always be exempt from assessment by the corporation's creditors.

                                 ARTICLE TEN

     The corporation's existence shall be perpetual.

                                ARTICLE ELEVEN

     The corporation shall have the power and authority, via its Bylaws, to may adopt such provisions and policies as necessary to promote its interests and business. The corporation may, likewise through its Bylaws, confer such authority, powers and privileges on its Board of Directors. Further, the corporation's Board of Directors may exercise all powers, privileges and rights of whatever nature, whether or not specifically enumerated herein, which are now or may hereafter be generally conferred on similar corporations organized in and under the laws of the State of Nevada.

     IN WITNESS HEREOF, the undersigned Incorporator has signed his executed these Articles of Incorporation this __ day of November 2000.



/s/ Kurt Prestwich
________________________________
Kurt Prestwich, Incorporator

FILED # C-31948-00
DEC 01 2000
IN THE OFFICE OF
/S/ Dean Heller
DEAN HELLER SECRETARY OF STATE




                          CERTIFICATE OF ACCEPTANCE
                                     OF
                       APPOINTMENT AS REGISTERED AGENT

I, Kurt Prestwich, by my signature below, and pursuant to the requirements of
Section 78.030 of the Nevada Revised Statutes, hereby accept my appointment as the Registered Agent of New Politics.com, Inc., a Nevada corporation.

/s/ Kurt Prestwich
________________________________
Kurt Prestwich, Registered Agent



STATE OF NEVADA

COUNTY OF CLARK


On this __ day of November 2000, Kurt Prestwich personally appeared before me and produced satisfactory evidence that he is the person whose name is subscribed to this Certificate of Acceptance of Appointment as Registered Agent, and executed the same in my presence.



___________________________
Notary Public



My Commission Expires: